SPACE INNOVATIONS LIMITED

                                                  DIRECTORS' REPORT AND ACCOUNTS

                                                     YEAR ENDED 31 DECEMBER 1998

                           Company Registration No. 03193413 (England and Wales)

SPACE INNOVATIONS LIMITED

COMPANY INFORMATION
--------------------------------------------------------------------------------


     DIRECTORS                                                          A K Ward
                                                                     J L Culhane
                                                                    J E Holloway
                                                            A J Barrington Brown
                                                                    D R Brindley
                                                                      J Anzalchi
                                                                      H K K Ngan
                                                                       T W Brown

     SECRETARY                                                      J E Holloway

     COMPANY NUMBER                                                     03193413

     REGISTERED OFFICE                                             3 The Paddock
                                                                  Hambridge Road
                                                                         Newbury
                                                                           Berks
                                                                        RG14 5TQ

     AUDITORS                                                   BDO Stoy Hayward
                                                                         Reading

     BANKERS                                                         Lloyds Bank
                                                                         Newbury

     SOLICITORS                                                      Bird & Bird
                                                                          London

SPACE INNOVATIONS LIMITED

CONTENTS
--------------------------------------------------------------------------------

     DIRECTORS' REPORT.........................................................1

     AUDITORS' REPORT..........................................................4

     PROFIT AND LOSS ACCOUNT...................................................5

     BALANCE SHEET.............................................................6

     CASH FLOW STATEMENT.......................................................7

     NOTES TO THE ACCOUNTS.....................................................8

SPACE INNOVATIONS LIMITED

DIRECTORS' REPORT
YEAR ENDED 31 DECEMBER 1998
--------------------------------------------------------------------------------

The directors present their report and accounts for the year ended 31 December 1998.

DIRECTORS
The following directors have held office since 1 January 1998:

A K Ward
J L Culhane
J E  Holloway
A J Barrington Brown
D R Brindley
J Anzalchi
H K K Ngan
T W Brown                               (Appointed 1 October 1998)

DIRECTORS' RESPONSIBILITIES
Company law requires the directors to prepare accounts for each financial year which give a true and fair view of the state of affairs of the company and of the profit or loss of the company for that period. In preparing those accounts, the directors are required to:
- select suitable accounting policies and then apply them consistently;
- make judgements and estimates that are reasonable and prudent;
- prepare the accounts on the going concern basis unless it is inappropriate to presume that the company will continue in business.

The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the company and to enable them to ensure that the accounts comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

PRINCIPAL ACTIVITIES AND REVIEW OF THE BUSINESS
The principal activities of the company in the period under review included the research, design and development of space related hardware and software, and the manufacture, test and supply of associated systems and products.

Following the recommendation of the Board, there was a unanimous decision by the shareholders to accept the offer for the purchase of the company from SpaceDev Inc. a company incorporated in the state of Colorado, USA. The sale was completed on 1 October 1998 and at that date the Company became a wholly owned subsidiary of SpaceDev, but remains a United Kingdom registered Company operating as an autonomous organisation.

Due to the potential for rapid growth foreseen for the immediate future, the acquisition by SpaceDev has given added strength to the Company and its product development. The high level of research and development costs expended through the year from (pound)86,124 in 1997 to (pound)226,609 for 1998 has resulted in considerable added value to products that support the planned growth. The Balance Sheet naturally reflects these costs although to a lesser extent than the monies actually expended on the additional research and development.

SPACE INNOVATIONS LIMITED

DIRECTORS' REPORT
YEAR ENDED 31 DECEMBER 1998
-------------------------------------------------------------------------------

It is now hoped that a rapid expansion amounting to more than an 80% increase in sales turnover will be achieved next year. This is based on the finalisation of a contract for the purchase of a MicroSIL (small satellite) platform for the FedSat Australian satellite where work has already started under a limit-of-liability arrangement and the success of sales in the RF and digital communications sub-system areas in particular. As an affiliate of SpaceDev the Company's sales opportunities in the USA have dramatically improved. Past experience has shown that United States customers make excellent working partners and the USA represents a large potential market for the company's products.

Following the continuing successful operation in-orbit of several of the Company's subsystems, including most recently the on-board S-band transponders on the Danish Orsted satellite launched in February, 1999 a growing measure of credibility has been achieved within the Space industry. This will substantially enhance the Company's ability to promote sales in future years.

A satellite communications ground station has been delivered and installed on site in Morocco during 1998. Although this has been a high cost development, a significant number of resulting future sales are expected.

The Company also continued to lead and manage one of the UK Government's (DTI) Sector Challenge programme for innovations within the UK small satellite arena involving a group of space SMEs.

A number of management changes have been implemented during the year in order to put expertise within the Company to its most effective use and to achieve the success and expansion which is now planned and expected as a part of SpaceDev both in Europe and in the USA.

Year 2000

The directors are aware of the potential problems associated with the "Millennium Bug" and have given the issue due consideration. The company has considerable in-house expertise in the IT area and these experts have been charged with ensuring that all of the company's computer systems are not going to be adversely affected by the year 2000 date change problem.

Although no organisation can guarantee that no year 2000 problems will arise, the directors are satisfied that all necessary steps are being taken to ensure that there will not be any significant problems arising from this cause.

The directors an unable to quantify the cost of any potential modifications that may be necessary, but where new equipment is required the expenditure will be capitalised in accordance with the company's accounting policy. Other expenditure will be expensed when incurred.

RESULTS AND DIVIDENDS
The results for the year are set out on page 5.

The directors are unable to recommend payment of a dividend for the year.

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SPACE INNOVATIONS LIMITED

DIRECTORS' REPORT
YEAR ENDED 31 DECEMBER 1998
--------------------------------------------------------------------------------

DIRECTORS' INTERESTS
The directors' beneficial interests in the shares of the company were as stated below:

                                                ORDINARY SHARES OF (POUND)1 EACH
                               31 DECEMBER 1998                  1 JANUARY 1998
A K Ward                                      -                          10,000
J L Culhane                                   -                          10,000
J E Holloway                                  -                           3,000
A J Barrington Brown                          -                          10,000
D R Brindley                                  -                          10,000
J Anzalchi                                    -                          10,000
H K K Ngan                                    -                          10,000
T W Brown                                     -                               -


PARENT COMPANY
With effect from 1 October 1998, SpaceDev Inc, a company incorporated in the state of Colorado, USA, is considered to be the company's ultimate parent company.

AUDITORS
On 1 March 1999 the auditors, Moores Rowland, merged their practice with that of BDO Stoy Hayward and are now practising under that name. A resolution will be proposed at the annual general meeting that BDO Stoy Hayward be re-appointed as the auditors to the company for the ensuing year.

On behalf of the board

/s/ J E Holloway

J E Holloway
Director
10 June 1999

SPACE INNOVATIONS LIMITED

AUDITORS' REPORT
TO THE SHAREHOLDERS OF SPACE INNOVATIONS LIMITED
--------------------------------------------------------------------------------

We have audited the accounts pages 5 to 19.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS
As described in the directors' report the company's directors are responsible for the preparation of accounts. It is our responsibility as auditors to form an independent opinion, based an our audit, on those accounts and to report our opinion to you.

BASIS OF OPINION
We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the accounts. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the accounts, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations that we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the accounts an free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the accounts.

OPINION
In our opinion the accounts give a true and fair view of the state of the company's affairs as at 31 December 1998 and of its loss for the year then ended and have been properly prepared in accordance with the Companies Act 1985.


/s/ BDO Stoy Hayward

BDO STOY HAYWARD

Chartered Accountants
Registered Auditors
Reading


21 June 1999
                                       -4-


SPACE INNOVATIONS LIMITED

PROFIT AND LOSS ACCOUNT
YEAR ENDED 31 DECEMBER 1998
-------------------------------------------------------------------------------------------------------------------

                                                                                    1998                      1997
                                               Notes                             (pound)                   (pound)

Turnover                                         2                             1,361,309                 1,347,991

Cost of sales                                                                   (600,532)                 (601,883)
                                                                            -------------             -------------
Gross profit                                                                     760,777                   746,108

Administrative expenses                                                         (871,144)                 (734,245)
Research and development costs                                                  (226,609)                  (86,124)
Other operating income                                                           120,859                         -
                                                                            -------------             -------------

Operating Loss                                   3                              (216,117)                  (74,261)

Interest payable and similar charges             4                               (19,555)                   (6,300)
                                                                            -------------             -------------

Loss on ordinary activities before
taxation                                                                        (235,672)                  (80,561)

Tax on loss on ordinary activities               7                                     -                         -
                                                                            -------------             -------------

Loss on ordinary activities after
taxation                                        16                              (235,672)                  (80,561)
                                                                            =============             =============

The profit and loss account has been prepared on the basis that all operations are continuing operations.

There are no recognised gains and losses other than those passing through the profit and loss account.

SPACE INNOVATIONS LIMITED

BALANCE SHEET
AS OF 31 DECEMBER 1998
-------------------------------------------------------------------------------------------------------------------

                                                                           1998                               1997
                                          Notes     (pound)              (pound)          (pound)           (pound)

Fixed assets
Intangible assets                           8                                  -                              9,447
Tangible assets                             9                            150,344                            138,508
                                                                      -----------                        -----------
                                                                         150,344                            147,955

Current assets
Stocks                                     10         99,646                               47,109
Debtors                                    11        810,272                              598,822
Cash at bank and in hand                               4,102                               16,719
                                                  -----------                          -----------
                                                     914,020                              662,650

Creditors: amounts falling due
within one year                            12     (1,061,369)                            (726,130)
                                                  -----------                          -----------

Net current liabilities                                                 (147,349)                           (63,480)
                                                                      -----------                        -----------

Total assets less current liabilities                                      2,995                             84,475

Creditors: amounts falling due after
more than one year                         13                            (17,092)                           (52,527)

Provisions for liabilities and charges     14                            (33,001)                                 -
                                                                      -----------                        -----------
                                                                         (47,098)                            31,948
                                                                      ===========                        ===========

Capital and reserves
Called up share capital                    15                             82,000                             82,000
Capital contributions                      21                            156,626                                  -
Share premium account                      16                             30,000                             30,000
Profit and loss account                    16                           (315,724)                           (80,052)
                                                                      -----------                        -----------
Shareholders' funds - equity interests     17                            (47,098)                            31,948
                                                                      ===========                        ===========

The accounts were approved by the Board on 10 June 1999


DR Brindley                               JE Holloway
Director                                  Director


SPACE INNOVATIONS LIMITED

CASH FLOW STATEMENT
YEAR ENDED 31 DECEMBER 1998
-------------------------------------------------------------------------------------------------------------------

                                                                            1998                               1997
                                          Notes                           (pound)                            (pound)

Net case outflow from operating
activities                                 18                           (390,684)                            (2,619)

Returns on investments and
servicing of finance
interest paid                                        (19,555)                              (6,300)
                                                  -----------                          -----------
Net cash outflow for returns on
investments and servicing of finance                                     (19,555)                            (6,300)


CAPITAL EXPENDITURE
Payments to acquire tangible assets                  (52,654)                             (37,951)
                                                  -----------                          -----------
Net cash outflow for capital
expenditure                                                              (52,654)                           (37,951)
                                                                      -----------                        -----------

Net cash outflow before
management of liquid resources
and financing                                                           (462,893)                           (46,870)

FINANCING
Capital contributions                                156,626                                    -
Other new short term loans                            94,568                               40,000
Repayment of other short term loans                  (72,429)                             (33,333)
Capital element of hire purchase contracts           (16,243)                              (4,051)
                                                  -----------                          -----------

Net cash inflow from financing                                           162,522                              2,616
                                                                      -----------                        -----------

Decrease in cash in the year               20                           (300,371)                           (44,254)
                                                                      ===========                        ===========

SPACE INNOVATIONS LIMITED

NOTES TO THE ACCOUNTS
YEAR ENDED 31 DECEMBER 1998
--------------------------------------------------------------------------------

1.   ACCOUNTING POLICIES

1.1  ACCOUNTING CONVENTION
     The accounts are prepared under the historical cost convention.

1.2  TURNOVER
     Turnover represents amounts receivable for goods and services net of VAT and trade discounts.

1.3  GOODWILL
     The goodwill arising on the acquisition of the business, being the amount paid in respect of contracts which had not commenced at 30 May 1996, has been capitalized and is amortised through the profit and loss account over a period of three years, estimated by the directors to be the period during which profits will arise from these contracts. Where the carrying value of the goodwill is considered to be impaired, it has been written down to its recoverable amount.

1.4  TANGIBLE FIXED ASSETS AND DEPRECIATION
     Tangible fixed assets are stated at cost less depreciation. Depreciation is provided at rates calculated to write off the cost less estimated residual value of each asset over its expected useful life, as follows:

     Leasehold improvements                          20% straight line basis
     Plant and equipment                             20% straight line basis
     Fixtures and fittings                           20% straight line basis
     Motor vehicles                                  33% straight line basis

1.5  LEASING AND HIRE PURCHASE COMMITMENTS
     Assets obtained under hire purchase contracts and finance leases are capitalised as tangible assets and depreciated over the shorter of the lease term and their useful lives. Obligations under such agreements are included in creditors not of the finance charge allocated to future periods. The finance element of the rental payment is charged to the profit and loss account so as to produce a constant periodic rate of charge on the net obligation outstanding in each period.

     Rentals payable under operating leases are charged against income on a straight line basis over the lease term.

1.6  STOCK
     Stocks are valued at the lower of cost, including appropriate overhead expenses, and net realisable value.

SPACE INNOVATIONS LIMITED

NOTES TO THE ACCOUNTS
YEAR ENDED 31 DECEMBER 1998
--------------------------------------------------------------------------------

1.7  LONG TERM CONTRACTS
     Long term contracts are stated at total costs incurred, net of amounts transferred to the profit and loss account in respect of work carried out to date after deducting foreseeable losses if applicable and payments on account.

     Amounts recoverable on contracts are included in debtors, net of progress payments received and receivable.

     Payments made in excess of amounts (i) matched with turnover, (ii) offset against long term contract balances are classified as payments on account and disclosed under: Creditors: Amounts Failing Due Within One Year.

     Turnover and attributable profit have been calculated by reference to the percentage completion of the job at the balance sheet date.

1.8  PENSIONS
     The pension costs charged in the account represent the contributions payable by the company during the year in accordance with SSAP 24.

1.9  FOREIGN CURRENCY TRANSLATION
     Monetary assets and liabilities denominated in foreign currencies are translated into sterling at the rates of exchange ruling at the balance sheet date. Transactions in foreign currencies are recorded at the rate ruling at the date of the transaction. Differences arising are dealt with in the profit and loss account.

1.10 RESEARCH AND DEVELOPMENT
     Research and development expenditure is written off to the profit and loss account in the year in which it is incurred.

1.11 CONTINGENCIES AND WARRANTIES
     Expenditure associated with contingencies or warranties on contracts is written off to the profit and loss account in the year in which it is incurred.

1.12 GOVERNMENT GRANTS
     Government grants in respect of research and development activities are credited to the profit and loss account as the related expenditure is incurred.

2    TURNOVER

     GEOGRAPHICAL MARKET                                  TURNOVER
                                                  1998                    1997
                                               (pound)                  (pound)
     United Kingdom                            130,632                  32,004
     Europe                                    734,095                 471,853
     Rest of the World                         496,582                 844,134
                                            ----------              ----------
                                             1,361,309               1,347,991
                                            ==========              ==========


SPACE INNOVATIONS LIMITED

NOTES TO THE ACCOUNTS
YEAR ENDED 31 DECEMBER 1998
-------------------------------------------------------------------------------------------------------------------
3    OPERATING LOSS                                                                   1998                  1997
                                                                                   (pound)                (pound)
     Operating loss is stated after charging:
     Amortisation of intangible assets                                               9,447                 6,667
     Depreciation of tangible assets                                                40,818                27,340
     Operating lease rentals
     - Plant and machinery                                                           7,596                 6,240
     - Other assets                                                                 52,589                52,589
     Auditors' remuneration                                                         16,500                 7,500
     Loss on exchange                                                                    -                 6,572

     and after crediting:
     Government grants                                                             120,859                     -
     Profit on exchange                                                              4,834                     -
                                                                                 ==========            ==========


4    INTEREST PAYABLE AND SIMILAR CHARGES                                             1998                  1997
                                                                                   (pound)               (pound)

     On bank loans and overdrafts                                                   14,881                 5,551
     Hire purchase interest                                                          2,674                   749
     On overdue tax                                                                  2,000                     -
                                                                                 ----------            ----------
                                                                                    19,555                 6,300
                                                                                 ==========            ==========


5        EMPLOYEES

     NUMBER OF EMPLOYEES
     The average monthly number of employees (including directors) during the year was:
                                                                                      1998                  1997
                                                                                     Number                Number

     Production and sales                                                               23                    23
     Administration                                                                     11                    10
                                                                                   -------               -------
                                                                                        34                    33
                                                                                   =======               =======

     EMPLOYMENT COSTS
                                                                                   (pound)               (pound)

     Wages and salaries                                                            928,822               744,039
     Social security costs                                                          93,072                73,897
     Other pension costs                                                            19,621                23,283
                                                                                 ----------            ----------
                                                                                 1,041,515               841,219
                                                                                 ==========            ==========


SPACE INNOVATIONS LIMITED

NOTES TO THE ACCOUNTS
YEAR ENDED 31 DECEMBER 1998
-------------------------------------------------------------------------------------------------------------------

6    DIRECTORS' EMOLUMENTS                                                            1998                  1997
                                                                                   (pound)               (pound)

     Emoluments for qualifying services                                            236,441               221,107
     Company pension contributions to money purchase schemes                         4,112                 4,113
                                                                                 ----------            ----------
                                                                                   240,553               225,220
                                                                                 ==========            ==========

     Emoluments disclosed above include the following amounts paid to the highest paid director:

     Emoluments for qualifying services                                             54,371                56,482
                                                                                 ==========            ==========

     During the year three (1997: three) directors were accruing benefits under the company's money purchase pension scheme.

     In addition to the pension contributions disclosed above, amounts totaling (pound)5,150 (1997: (pound)4,360) have been charged to the profit and loss account in respect of a scheme to be set up for the directors of the company.

7    TAXATION

     No liability to UK Corporation Tax arises on the results for the year (1997: (pound)Nil). The company has tax losses available to offset against future chargeable profits.


SPACE INNOVATIONS LIMITED

NOTES TO THE ACCOUNTS
YEAR ENDED 31 DECEMBER 1998
-------------------------------------------------------------------------------------------------------------------

8        INTANGIBLE FIXED ASSETS
                                                                     PATENTS AND         GOODWILL            TOTAL
                                                                     TRADE MARKS
                                                                          (pound)         (pound)          (pound)
     Cost
     At 1 January 1998 & at 31 December 1998                                   2           20,001           20,003
                                                                       ----------       ----------       ----------
     Amortisation
     At 1 January 1998                                                         -           10,556           10,556
     Charge for year                                                           2            9,445            9,447
                                                                       ----------       ----------       ----------
     At 31 December 1998                                                       2           20,001           20,003
                                                                       ----------       ----------       ----------
     Net book value
     At 31 December 1998                                                       -                -                -
                                                                       ==========       ==========       ==========
     At 31 December 1997                                                       2            9,445            9,447
                                                                       ==========       ==========       ==========

     Goodwill represents the amount paid for contracts which had not commenced at the date of the acquisition of the business. This is being amortised over a period of three years which is the directors' estimate of the period during which profits will arise from these contracts. Where the carrying value of the goodwill is considered to be impaired, it has been written down to its recoverable amount.

     The goodwill amortisation charge for the year includes impairment losses recognized amounting to (pound)2,778. The cumulative amount of impairment losses recognized at 31 December 1998 in respect of goodwill amounted to (pound)2,778.

     The patents and trade marks amortisation charge for the year represents impairment losses recognized amounting to (pound)2. The cumulative amount of impairment losses recognized at 31 December 1998 in respect of patents and trade marks amounted to (pound)2.


SPACE INNOVATIONS LIMITED

NOTES TO THE ACCOUNTS
YEAR ENDED 31 DECEMBER 1998
-------------------------------------------------------------------------------------------------------------------

9        INTANGIBLE FIXED ASSETS
                                   LEASEHOLD         PLANT AND      FIXTURES AND            MOTOR            TOTAL
                                IMPROVEMENTS         EQUIPMENT          FITTINGS         VEHICLES
                                     (pound)           (pound)           (pound)           (pound)          (pound)
     COST
     At 1 January 1998                 2,526            78,940            82,626           10,700          174,792
     Additions                        17,187            29,260             6,207                -           52,654
                                    ---------         ---------         ---------        ---------        ---------
     At 31 December 1998              19,713           108,200            88,833           10,700          227,446
                                    ---------         ---------         ---------        ---------        ---------
     DEPRECIATION
     At 1 January 1998                   374            18,731            11,829            5,350           36,284
     Charge for the year               2,797            17,720            16,734            3,567           40,818
                                    ---------         ---------         ---------        ---------        ---------
     At 31 December 1998               3,171            36,451            28,563            8,917           77,102
                                    ---------         ---------         ---------        ---------        ---------
     NET BOOK VALUE
     At 31 December 1998              16,542            71,749            60,270            1,783          150,344
                                    =========         =========         =========        =========        =========
     At 31 December 1997               2,152            60,209            70,797            5,350          138,508
                                    =========         =========         =========        =========        =========

     Included above are assets held under finance leases or hire purchase contracts as follows:

                                                                        FIXTURES            MOTOR            TOTAL
                                                                    AND FITTINGS         VEHICLES
                                                                         (pound)           (pound)          (pound)
     NET BOOK VALUES
     At 31 December 1998                                                  35,472            1,783           37,255
                                                                        =========        =========        =========
     At 31 December 1997                                                  45,575            5,350           50,925
                                                                        =========        =========        =========
     DEPRECIATION CHARGE FOR THE YEAR
     31 December 1998                                                      9,526            3,567           13,093
                                                                        =========        =========        =========
     31 December 1997                                                      1,716            3,567            5,283
                                                                        =========        =========        =========


SPACE INNOVATIONS LIMITED

NOTES TO THE ACCOUNTS
YEAR ENDED 31 DECEMBER 1998
-------------------------------------------------------------------------------------------------------------------

10   STOCKS                                                                                  1998            1997
                                                                                          (pound)         (pound)

     Raw materials and consumables                                                         99,646          47,109
                                                                                        ==========       =========

                                      -13

SPACE INNOVATIONS LIMITED

NOTES TO THE ACCOUNTS
YEAR ENDED 31 DECEMBER 1998
------------------------------------------------------------------------------------------------------------------
11   DEBTORS                                                                                 1998            1997
                                                                                          (pound)         (pound)

     Trade debtors                                                                        347,280         139,971
     Amounts recoverable on long term contracts                                           372,891         413,209
     Other debtors                                                                         19,753          23,240
     Prepayments and accrued income                                                        70,348          22,402
                                                                                        ----------       ---------
                                                                                          810,272         598,822
                                                                                        ==========       =========


12   CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR                                          1998            1997
                                                                                          (pound)         (pound)

     Bank loans and overdrafts                                                            318,298          33,333
     Payments received on account                                                         264,970         342,349
     Net obligations under finance lease and hire purchase contracts                       17,485          20,516
     Trade creditors                                                                      194,107         132,194
     Taxes and social security costs                                                      136,110         137,397
     Directors' current accounts                                                           47,151               -
     Other creditors                                                                        7,749          22,268
     Accruals and deferred income                                                          75,499          38,073
                                                                                        ----------      ----------
                                                                                        1,061,369         726,130
                                                                                        ==========       =========

     Debt due within one year                                                             382,934          33,333
                                                                                        ==========       =========

     The bank loan and overdraft is secured by a fixed and floating charge over the assets of the company, together with deeds of postponement in respect of directors loans to the company. The bank loan is repayable in monthly installments of (pound)3,021 and carries an interest rate of 2.5% over the base rate.

     Obligations under finance leases and hire purchase contracts are secured upon the assets concerned.


SPACE INNOVATIONS LIMITED

NOTES TO THE ACCOUNTS
YEAR ENDED 31 DECEMBER 1998
-------------------------------------------------------------------------------------------------------------------

13   CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR                                 1998             1997
                                                                                          (pound)          (pound)

     Bank loans                                                                                 -           22,223
     Net obligations under finance leases and hire purchase agreements                     17,092           30,304
                                                                                        ----------       ----------
                                                                                           17,092           52,527
                                                                                        ==========       ==========

     ANALYSIS OF LOSES
     Wholly repayable within five years                                                    30,544           55,556
                                                                                        ----------       ----------
                                                                                           30,544           55,556
     Included in current liabilities                                                      (30,544)         (33,333)
                                                                                        ----------       ----------
                                                                                                -           22,223
                                                                                        ==========       ==========
     MATURITY OF DEBT
     Between one and two years                                                             16,358           39,707
     Between two and five years                                                               734           12,820
                                                                                        ==========       ==========


14   PROVISIONS FOR LIABILITIES AND CHARGES                                                         Provisions for
                                                                                                       foreseeable
                                                                                                            losses
                                                                                                           (pound)

     Profit and loss account                                                                                33,001
                                                                                                         ==========



15   SHARE CAPITAL                                                                           1998             1997
                                                                                          (pound)          (pound)
     AUTHORIZED
     100,000 Ordinary shares of (pound)1 each                                             100,000          100,000
                                                                                        ==========       ==========
     ALLOTTED, CALLED UP AND FULLY PAID
     82,000 Ordinary shares of (pound)1 each                                               82,000           82,000
                                                                                        ==========       ==========


SPACE INNOVATIONS LIMITED

NOTES TO THE ACCOUNTS
YEAR ENDED 31 DECEMBER 1998
-------------------------------------------------------------------------------------------------------------------

16   STATEMENT OF MOVEMENTS ON RESERVES
                                                                                            SHARE       PROFIT AND
                                                                                          PREMIUM     LOSS ACCOUNT
                                                                                          ACCOUNT
                                                                                          (pound)          (pound)

     Balance at 1 January 1998                                                             30,000          (80,052)
     Retained loss for the year                                                                 -         (235,672)
                                                                                        ----------       ----------
                                                                                           30,000         (315,724)
                                                                                        ==========       ==========

17   RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS                                      1998             1997
                                                                                           (pound)          (pound)

     Loss for the financial year                                                         (235,672)         (80,561)
     Capital contributions                                                                156,626                -
                                                                                        ----------       ----------
     Net depletion in shareholders' funds                                                 (79,046)         (80,561)
     Opening shareholders' funds                                                           31,948          112,509
                                                                                        ----------       ----------
     Closing shareholders' funds                                                          (47,098)          31,948
                                                                                        ==========       ==========


18   RECONCILIATION OF OPERATING LOSS TO NET CASH OUTFLOW
     FROM OPERATING ACTIVITIES                                                               1998             1997
                                                                                          (pound)          (pound)

     Operating loss                                                                      (216,117)         (74,261)
     Depreciation of tangible assets                                                       40,818           27,340
     Amortisation of intangible assets                                                      9,447            6,667
     Increase in stocks                                                                   (52,537)         (31,625)
     Increase in debtors                                                                 (211,450)         (78,464)
     Increase in creditors within one year                                                  6,154          147,724
     Increase in pension provision                                                         33,001                -
                                                                                        ----------       ----------
     Net cash outflow from operating activities                                          (390,684)          (2,619)
                                                                                        ==========       ==========


SPACE INNOVATIONS LIMITED

NOTES TO THE ACCOUNTS
YEAR ENDED 31 DECEMBER 1998
-------------------------------------------------------------------------------------------------------------------

19   ANALYSIS OF NET DEBT                                                1 January      Cash Flow      31 December
                                                                              1998                            1998
                                                                           (pound)        (pound)          (pound)
     NET CASH:
     Cash at bank and in hand                                               16,719        (12,617)           4,102
     Bank overdrafts                                                             -       (287,754)        (287,754)
                                                                         ----------     ----------       ----------
                                                                            16,719       (300,371)        (283,652)
                                                                         ----------     ----------       ----------
     DEBT:
     Finance leases                                                        (50,820)        16,243          (34,577)
     Debts falling due within one year                                     (33,333)       (44,362)         (77,695)
     Debts falling due after one year                                      (22,223)        22,223                -
                                                                         ----------     ----------       ----------
                                                                          (106,376)        (5,896)        (112,272)
                                                                         ----------     ----------       ----------
     NET DEBT                                                              (89,657)      (306,267)        (395,924)
                                                                         ==========     ==========       ==========


20   RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT                                 1998             1997
                                                                                          (pound)          (pound)


     Decrease in cash in the year                                                        (300,371)         (44,254)
     Cash inflow from increase in debt and lease financing                                 (5,896)          (2,616)
                                                                                        ----------       ----------
     Change in net debt resulting from cash flows                                        (306,267)         (46,870)
     New finance lease                                                                          -          (47,631)
                                                                                        ----------       ----------
     Movement in net debt in the year                                                    (306,267)         (94,501)
     Opening net (debt)/funds                                                             (89,657)           4,844
                                                                                        ----------       ----------
     Closing net debt                                                                    (395,924)         (89,657)
                                                                                        ==========       ==========


21   CAPITAL CONTRIBUTIONS

     Capital contributions represent amounts of capital provided by equity shareholders which are not represented by issued shares. The company has no obligation to transfer economic benefits to shareholders in respect of these contributions, as defined by Financial Reporting Standard Number 4.


SPACE INNOVATIONS LIMITED

NOTES TO THE ACCOUNTS
YEAR ENDED 31 DECEMBER 1998
-------------------------------------------------------------------------------------------------------------------

22   FINANCIAL COMMITMENTS

     At 31 December 1998 the company had annual commitments under non-cancellable operating leases as follows:

                                                            LAND AND BUILDINGS                       OTHER
                                                          1998              1997             1998             1997
                                                       (pound)           (pound)          (pound)          (pound)
     Expiry date:
     Within one year                                         -                 -            4,705                -
     Between two and five years                              -                 -           10,487           11,303
     In over five years                                 43,876            43,876                -                -
                                                     ----------        ----------       ----------       ----------
                                                        43,876            43,876           15,192           11,303
                                                     ==========        ==========       ==========       ==========


23   PENSION COSTS

     The company operates a defined contribution pension scheme. The assets of the scheme are held separately from those of the company in an independently administered fund. The pension cost charge represents contributions payable by the company to the fund and amounted to (pound)19,621 (1997: (pound)23,283). Contributions totaling (pound)10,821 (1997: (pound)2,508) were payable to the fund at the year end and are included in creditors; amounts falling due within on year.

     In addition to the contributions payable to fund as described above amounts totaling (pound)5,150 (1997: (pound)4,860) have been charged to the profit and loss account in respect of a pension scheme to be set up for the directors of the company. At the year end amounts totaling (pound)12,689 (1997: (pound)7,539) had been accrued but not paid in respect of this scheme.


24   CONTROL

     The directors consider SpaceDev Inc., a company incorporated in the state of Colorado, USA, to be the company's immediate controlling party and ultimate parent company.

     J W Benson a director of SpaceDev Inc., is considered to be the company's ultimate controlling party.


SPACE INNOVATIONS LIMITED

NOTES TO THE ACCOUNTS
YEAR ENDED 31 DECEMBER 1998
-------------------------------------------------------------------------------------------------------------------

25   RELATED PARTY TRANSACTIONS

     Up until 30 September 1998 Crossnet Systems Limited was regarded as a related party by virtue of three directors/shareholders of Space
     Innovations Limited (Joan Holloway, Dennis Brindley, and Professor John
     Culhane) holding between them 52% of the issued share capital of Crossnet
     Systems Limited. Joan Holloway and Dennis Brindley are also directors of
     Crossnet Systems Limited.

     Purchases/(sales) made from/to Crossnet Systems Limited during the period to 30 September 1998 were:

                                                                                Value of
                                                                            transactions         Debtor/(creditor)
                                                                             in the year               at 31/12/98
                                                                                 (pound)                    (pound)
     Reimbursement of wages                                                            -                    (1,996)
                                                                               ==========                ==========
     Contribution to overheads                                                   (11,981)                        -
                                                                               ==========                ==========

     Purchases/(sales) made from/to Crossnet Systems Limited during 1997 were:

                                                                                Value of
                                                                            transactions         Debtor/(creditor)
                                                                             in the year               at 31/12/97
                                                                                 (pound)                    (pound)
     Reimbursement of wages                                                            -                    (3,200)
                                                                               ==========                ==========
     Contribution to overheads                                                   (22,740)                   (1,839)
                                                                               ==========                ==========

     During the year, the following directors advanced loans to the company:

                                                                          Amount of loan                   Balance
                                                                                                    Outstanding at
                                                                                                          31/12/98
                                                                                 (pound)                   (pound)
     J L Culhane                                                                  11,000                    11,000
     A J Barrington Brown                                                         10,000                     9,429
     A K Ward                                                                     10,000                     6,944
     J E Holloway                                                                  5,000                     3,889
     J Anzalchi                                                                   12,000                     8,667
     D R Brindley                                                                 10,000                     7,222

     In addition to the capital amounts above, the company reimburses directors for interest charges and premiums incurred on their loans.